Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-137024 of our report dated March 10, 2004 relating to the financial statements of Westfield Financial, Inc. appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

November 6, 2006